                                                              EXHIBIT 10.21


                       KAUFMAN AND BROAD HOME CORPORATION
                            UNIT PERFORMANCE PROGRAM


                 SECTION 1. PURPOSE. The purposes of the Kaufman and Broad Home Corporation Unit Performance Program (the "Program") are to promote the achievement of sustained long term growth in the shareholder value of the Company by providing tangible, performance-driven compensation to Company executives for achieving success against key performance measures, and to establish financial incentives to enhance the retention of key executives.

                 SECTION 2. DEFINITIONS. As used in the Program, the following terms shall have the meanings set forth below:

                 "ACTUAL PERFORMANCE" shall mean the actual performance by the Company with respect to the Performance Measures in effect for a Performance Period.

                 "AFFILIATE" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

                 "AWARD" shall mean an award of Performance Units to a Participant at the beginning of a Performance Period.

                 "AWARD AGREEMENT" shall mean any written agreement, contract, letter or other instrument or document evidencing an Award, which may, but need not, be executed or acknowledged by a Participant.

                 "AWARD PAYOUT" shall mean the total payment, if any, made to a Participant in cash or in Shares, as shall be determined by the Committee prior to the payment date, upon the vesting of Performance Units at the conclusion of a Performance Period. The Award Payout shall be the product of (i) the number of Performance Units that comprise the Award multiplied by (ii) the Unit Payout Factor multiplied by (iii) the stated dollar value of each Performance Unit.

                 "BOARD"  shall mean the Board of Directors of the Company.

                 "CHANGE OF OWNERSHIP" shall be deemed to have occurred if either (1) individuals who, as of the effective date of this Program, constitute the Board of Directors of the Company (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the directors constituting the Board, provided that any person becoming a director subsequent to the effective date of this Program whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters (3/4) of the then directors who are members of the Incumbent Board [other than an election or nomination of an individual whose initial assumption of office is (A) in connection with the acquisition by a third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board who are members of the Incumbent Board), or (B) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act] shall be, for purposes of this Program, considered as though such person were a member of the Incumbent Board, or (2) the Board (a majority of which shall consist of directors who are members of the Incumbent Board) has determined that a Change of Ownership, for purposes of this Program, shall have occurred. If any of the events enumerated in clauses (1) or (2) occur, the Board shall determine the effective date of the Change of Ownership resulting therefrom, for purposes of the Program.

                 "COMMITTEE" shall mean a committee of the Board designated by the Board to administer the Program. Until otherwise determined by the Board, the Personnel, Compensation and Stock Plan Committee of the Board of Directors shall be the Committee under the Program.

                 "COMPANY" shall mean, collectively, Kaufman and Broad Home Corporation and its Affiliates, together with any successor thereto, unless the context indicates otherwise.

                 "EMPLOYEE" shall mean an employee of the Company.

                 "EPS" shall mean the earnings per share of the Company for a Fiscal Year determined in accordance with GAAP.

                 "FISCAL YEAR" shall mean any one-year period between December 1 and November 30, or such other one-year period as may be designated from time to time as the Company's fiscal year.

                 "MAXIMUM PERFORMANCE" shall mean, as to any Performance Measure, the level of Actual Performance for any given Performance Period at which a Maximum Unit Payout Factor is achieved.

                 "MAXIMUM UNIT PAYOUT FACTOR" shall mean the maximum Unit Payout Factor (expressed as a percentage of the Target Unit Payout Factor) which shall be applied in the calculation of an Award Payout upon achievement of Maximum Performance for the applicable Performance Measure.

                 "MINIMUM PERFORMANCE" shall mean, as to any Performance Measure, the level of Actual Performance for any given Performance Period at which a Minimum Unit Payout Factor is earned.

                 "MINIMUM UNIT PAYOUT FACTOR" shall mean the minimum Unit Payout Factor (expressed as a percentage of the Target Unit Payout Factor) which shall be applied in the calculation of an Award Payout upon achievement of Minimum Performance for the applicable Performance Period.

                 "OTHER PLAN" shall have the meaning ascribed to such term in
Section 6(a) hereof.

                 "PARTICIPANT" shall mean any employee of the Company who shall have been granted an Award by the Committee with respect to a given Performance Period.

                 "PAYOUT THRESHOLDS" shall mean, collectively, the Minimum, Maximum, and Target Unit Payout Factors established for an Award.

                 "PERFORMANCE MEASURE" shall mean each measure of Company performance, and the relative weighting ascribed to such measure, which the Committee, in its sole discretion, shall designate from time-to-time for the purpose of determining Award Payouts which may be earned under the Program for any Performance Period; such performance measures shall be ROI and EPS, until such time as the Committee designates new measures.

                 "PERFORMANCE PERIOD" shall mean the number of Fiscal Years, or such other period of time as may be established by the Committee, that a Performance Unit shall remain outstanding. Each Performance Unit which has remained outstanding for the entire Performance Period shall vest at the conclusion thereof. For purposes of the Program, a Performance Period shall be three (3) Fiscal Years, unless otherwise determined by the Committee.

                 "PERFORMANCE THRESHOLDS" shall mean, collectively, the Minimum, Maximum, and Target Performance values established by the Committee for an Award.

                 "PERFORMANCE UNIT" shall mean the individual unit(s) which shall comprise an Award, each of which shall vest at the end of the Performance Period for which it was awarded and, upon such vesting, shall entitle the Participant to whom it was granted an Award Payout, calculated in accordance with the Program and the terms of the Participant's Award Agreement.

                 "PERSON" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

                 "PROGRAM" shall mean this Kaufman and Broad Home Corporation Unit Performance Program.

                 "ROI" shall mean the return on investment of the Company or a specified operational unit or units of the Company. Return on investment shall be calculated in accord with the following general formula for a Performance Period, using such methodology as approved by the Committee not later than one hundred and twenty (120) calendar days after the beginning of such Performance Period.

                          Adjusted Earnings Before Interest and Taxes
               ROI  =     -------------------------------------------
                          Average Adjusted Capital Employed

                 "SHARE" shall mean a share of the Common Stock of the Company, a Common Stock equivalent, or such other security of the Company as may be designated by the Committee from time to time.

                 "TARGET PERFORMANCE" shall mean, as to any Performance Measure, the level of Actual Performance for any given Performance Period at which the Target Unit Payout Factor is earned.

                 "TARGET UNIT PAYOUT FACTOR" shall be equal to 1.0.

                 "UNIT PAYOUT FACTOR" shall mean, as to each Performance Measure, the ratio which reflects the comparison of Actual Performance to the Performance Thresholds. Where Actual Performance is less than Minimum Performance, the Unit Payout Factor shall be zero. With respect to Actual Performance which meets or exceeds Maximum Performance, the Unit Payout Factor shall be deemed to be equal to the Maximum Unit Payout Factor. For Actual Performance which falls between Minimum Performance and

Maximum Performance, the value of the Unit Payout Factor will be interpolated as between the Performance Thresholds. In the event more than one Performance Measure is in effect for a Performance Period, the weighted average of the individual Unit Payout Factor for each Performance Measure will be deemed the Unit Payout Factor to be used in calculating Award Payouts with respect to that Performance Period.

                 SECTION 3.  ADMINISTRATION.

                 (a) Authority of Committee.  Subject to the provisions of
Section 8(d) and applicable law, the Program shall be administered by the Committee, which shall have the sole authority to: (i) designate Participants;
(ii) determine the Performance Period, Performance Measures, Performance Thresholds, Payout Thresholds, calculation methodology and such other items associated with Performance Units granted for a Performance Period; (iii) determine the number of Performance Units which shall comprise each Award; (iv) determine the terms and conditions of each Performance Unit; (v) set the dollar value of each Performance Unit; (vi) establish, interpret and administer the Program, any Award Agreement or any other instrument or agreement relating to the Program; (vii) amend, alter, suspend, or terminate the Program, and to take any such action not required by applicable law to be taken by the Board; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Program; and (ix) make any other determinations and take any other actions that the Committee deems necessary or desirable for the administration of the Program.

                 SECTION 4. ELIGIBILITY. Any Employee shall be eligible to be designated a Participant by the Committee.

                 SECTION 5.  AWARD TERMS AND CONDITIONS.

                 (a) Establishment by Committee. The Committee shall determine, in its sole discretion, not later than one hundred twenty (120) calendar days following the beginning of each Performance Period: (i) the Employees who shall be Participants in the Program for such Performance Period;
(ii) the number of Performance Units which shall comprise each Participant's Award; (iii) the Performance Thresholds and Payout Thresholds for each Performance Unit; (iv) the Performance Measures, if other than EPS and ROI; (v) the calculation methodology for each of the Performance Measures and related calculation methodologies; (vi) the dollar value of each Performance Unit;
(vii) the Performance Period, if other than three (3) Fiscal Years; (viii) the calculation methodology that shall be used to determine the number of Shares to be issued to a Participant in the event an Award Payout is to be made in Shares; and (ix) any other rules, parameters or other factors which the Committee deems pertinent to the issuance of Awards.

                 (b) Award Agreements. The terms and conditions as determined in Section 5(a) shall be set forth in an Award Agreement distributed to each Participant not later than one hundred and fifty (150) days after the commencement of the applicable Performance Period.

                 (c) Award Payout. An Award Payout shall be made by the Company no later than one hundred and fifty (150) calendar days after the vesting of Performance Units subject to an Award.

                 SECTION 6.  AWARD PAYOUT IN SHARES.

                 (a) Program Shares. To the extent Shares are issued in an Award Payout, such Shares (i) may be acquired by the Company on the open market or otherwise or (ii) may be issued under and subject to the terms of the Company's 1988 Employee Stock Plan, the Company's Performance-Based Incentive Plan for Senior Management, or such other employee stock plan as may be designated by the Committee from time to time (each, an "Other Plan"). In the event there shall be Shares issued in an Award Payout and there is a conflict between the terms of this Program and the terms of the Other Plan under which such Shares are to be issued, the terms of such Other Plan shall prevail.

                 (b) Sources of Shares Deliverable. Any Shares delivered pursuant to an Award Payout may consist, in whole or in part, of authorized and unissued Shares or of Shares acquired by the Company on the open market or otherwise.

                 SECTION 7.  CERTAIN EVENTS.

                 (a) Change of Ownership. In the event there shall be a Change of Ownership of the Company, on the effective date of such Change of Ownership
(i) all outstanding Performance Units shall vest, (ii) the Target Unit Payout Factor will be used in the calculation of each Award Payout, and (iii) all Award Payouts shall be paid in cash immediately prior to such Change of Ownership, or promptly following the determination of a Change of Ownership.

                 (b) Retirement or Permanent Disability. In the event a Participant shall retire at or after age 55 or shall become permanently disabled, each outstanding, unvested Performance Unit held by such Participant shall immediately vest as of the date of such retirement or determination of permanent disability and an Award Payout calculated using the Target Unit Payout Factor shall be made to the Participant as soon as reasonably practicable; provided, however, that the amount of any such Award Payout shall be prorated based on the number of months each Performance Unit was outstanding prior to the date of the Participant's retirement or determination of permanent disability, with any partial month being treated as a full month.

                 (c) Death. In the event of a Participant's death, each outstanding, unvested Performance Unit held by such Participant shall immediately vest as of the date of death and an Award Payout calculated using the Target Unit Payout Factor shall be made to the Participant's designated beneficiary or estate, as the case may be, as soon as reasonably practicable; provided, however, that the amount of any such Award Payout shall be prorated based on the number of months each Performance Unit was outstanding prior to the date of the Participant's death, with any partial month being treated as a full month.

                 (d) Termination of Employment. If a Participant's employment with the Company shall terminate for any reason other than those set forth in the preceding subsections of this Section 7, all outstanding, unvested Awards held by such Participant shall be immediately forfeited to the Company, no Award Payout shall be paid or payable with respect to such Awards, and such Participant shall have no other rights under the Program or any Award Agreement.

                 SECTION 8.  AMENDMENT AND TERMINATION.

                 (a) Amendments to the Program. Subject to the provisions of Sections 3(a) and 8(d) hereof, the Committee may amend, alter, suspend, discontinue, or terminate the Program or any portion thereof at any time.

                 (b) Amendments to Performance Units and Awards. Subject to the provisions of Sections 3(a) and 8(d) hereof, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Performance Unit or Award theretofore granted, prospectively or retroactively.

                 (c) Adjustment of Performance Units Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to the provisions of Sections 3(a) and 8(d) hereof, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Performance Units in recognition of unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate.

                 (d) No Adverse Change. Notwithstanding anything to the contrary contained in this Program, subsequent to the issuance of an Award Agreement in accordance with Section 5(b), the Committee may not amend or change any material term or provision of such Award Agreement, the Award issued under an Award Agreement or the Program, in a manner adverse to a Participant without the written consent of such Participant.

                 SECTION 9.  GENERAL PROVISIONS.

                 (a) Nontransferability. No Performance Unit shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except to a trust or other estate planning entity formed for the benefit of the Participant and/or Participant's heirs, by will or the laws of descent and distribution or as otherwise provided in the Award Agreement.

                 (b) No Rights to an Award. Except as may be provided in a Participant's employment agreement, no Participant or other Person shall have any claim to be granted an Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of an Award need not be the same with respect to each Participant.

                 (c) Share Certificates. All certificates for Shares delivered under the Program pursuant to an Award Payout shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Program or the rules, regulations, and other requirements of the applicable United States law, any stock exchange upon which such Shares or other securities are then listed, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                 (d) Delegation. Subject to the terms of the Program and applicable law, the Committee may delegate to one or more officers or managers of the Company, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate an Award held by a Participant.

                 (e) Withholding. A Participant may be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold from any Award Payout or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, or other property) of any applicable withholding taxes in respect of such Award Payout and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Performance Units to defray or offset any tax arising from such Award Payout.

                 (f) No Limit on Other Compensation Arrangements. Nothing contained in the Program shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of bonuses, options, restricted stock, Shares and other types of awards, and such arrangements may be either generally applicable or applicable only in specific cases.

                 (g) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Program, unless otherwise expressly provided in the Program or in any Award Agreement.

                 (h) No Rights as Stockholder. Subject to the provisions of the applicable Award Agreement, no Participant or holder or beneficiary of any Performance Unit shall have any rights as a stockholder with respect to any Shares to be distributed under the Program until he or she has become the holder of such Shares.

                 (i) Governing Law. The validity, construction, and effect of the Program and any rules and regulations relating to the Program and any Award Agreement shall be determined in accordance with the laws of the State of California, except to the extent that the General Corporation Law of the State of Delaware shall be applicable to the Company.

                 (j) Severability. If any provision of the Program, any Award Agreement or any Performance Unit is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person, or would disqualify the Program or any Performance Unit under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Program or the Performance Unit, such provision shall be stricken as to such jurisdiction, Person or Performance Unit and the remainder of the Program and any such Performance Unit shall remain in full force and effect.

                 (k) Arbitration. All claims, disputes and other matters in question arising out of or relating to an Award Agreement, the Program or a breach thereof, shall be decided by arbitration in accordance with rules of the American Arbitration Association then obtaining unless the parties mutually agree otherwise. Notice of the demand for arbitration shall be filed in writing with the other party to the dispute or claim. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

                 (l) Other Laws. No Performance Unit granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of United States securities laws and any other laws to which such offer, if made, would be subject.

                 (m) No Trust or Fund Created. Neither the Program nor any Performance Unit shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to a Performance Unit, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

                 (n) Headings. Headings are given to the Sections and subsections of the Program solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Program or any provision thereof.

                 (o) Effective Date. The Program shall be effective as of December 1, 1995.